Exhibit 1.01

Pentair plc

Conflict Minerals Report

For the reporting period from January 1, 2015 to December 31, 2015

This report for the period from January 1, 2015 to December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Rule”). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their products.

If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (the “Subject Minerals”), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (“RCOI”) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered County” or “Covered Countries”) or are from recycled or scrap sources.

If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report.

In accordance with the Organisation for Economic Co-operation and Development Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the “Guidance”) and the Rule, this report is available on the Company’s website at http://www.pentair.com/~/media/Files/PentairConflictsMineralReport.pdf.

Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014, and the SEC’s Order Issuing Stay, dated May 2, 2014, this Conflict Minerals Report has not been audited by a third party.

1.	Company Overview

The Company is a focused diversified industrial manufacturing company comprising four reporting segments, which are classified based primarily on types of products offered and markets served. The Valves & Controls segment designs, manufactures, markets and services valves, fittings, automation and controls and actuators for the energy and industrial verticals. The Flow & Filtration Solutions segment designs, manufactures, markets and services solutions for the toughest filtration, separation, flow and fluid management challenges in agriculture, food and beverage processing, water supply and disposal and a variety of industrial applications. The Water Quality Systems segment designs, manufactures, markets and services innovative water system products and solutions to meet filtration and fluid management challenges in food and beverage, water, swimming pools and aquaculture applications. The Technical Solutions segment designs, manufactures, markets and services products that guard and protect some of the world’s most sensitive electrical and electronic equipment, as well as heat management solutions designed to provide thermal protection to temperature sensitive fluid applications and engineered and fastening products for electrical, mechanical and civil applications.

The Company conducted an analysis of all of its products and its entire supply chain, and, accordingly, the Company did not limit its review to those products which may have contained Subject Minerals. This Report relates to all products (which are collectively referred to as the “Covered Products”): (i) that were manufactured, or contracted to be manufactured, by the Company; and (ii) for which the manufacture was completed during calendar year 2015. Based on its initial analysis, the Company estimates that approximately 10% of its suppliers make use of one or more of the Subject Minerals with respect to the Covered Products, including products in each of the Company’s four reporting segments described above.

The Company has adopted a Conflict Minerals Policy that emphasizes the Company’s commitment to complying with the Rule and to identifying the source of the Subject Minerals contained in the Company’s products. The Company also indicates in its Global Supplier Guide (the “Supplier Guide”) that it expects all suppliers doing business with the Company to cooperate with the conflict minerals due diligence process. The Company also has participated in groups and forums focused on responsible sourcing of Subject Minerals, including the Conflict-Free Sourcing Initiative (the “CFSI”) and industry association groups such as the Twin Cities Conflict Minerals Task Force.

2.	Conflict Minerals Compliance Process

2.1	Compliance Framework Overview

The Company’s RCOI was designed to provide a reasonable basis for the Company to determine whether it sources any Subject Minerals from the Covered Countries. The Company designed its due diligence measures to conform in all material respects to the Guidance.

2.2	Reasonable Country of Origin Inquiry

The Company designed its RCOI to provide a reasonable basis for it to determine whether the Company sources Subject Minerals from Covered Countries and whether any of the Subject Minerals may be from recycled or scrap sources. The Company conducted a survey of its suppliers using the template maintained by the CFSI, known as the Conflict Minerals Reporting Template (the “CMRT Form”). The CMRT Form was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT Form includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, origin of Subject Minerals included in its products, supplier due diligence and a listing of the smelters that the direct supplier and its suppliers use. Written instructions and recorded training illustrating the use of the tool are available on the CFSI’s website. Many companies are using the CMRT Form in their RCOI and due diligence processes related to Subject Minerals.

The Company’s inquiry process included multiple rounds of communication and follow-up including mail, email and telephone calls with over 6,300 direct suppliers, spanning 53 enterprise resource planning systems. The Company received, reviewed and processed responses from 58% of the suppliers surveyed (or approximately 24% of its total suppliers), which represented approximately 91% of total calendar year 2015 supplier expenditures. The Company reviewed the responses against risk-based criteria developed to determine which responses required further engagement with the relevant suppliers. These criteria included inconsistencies within the data reported in the CMRT Form and other risk-based criteria. The Company worked directly with these suppliers to obtain a revised response and/or additional clarity regarding their submission.

As part of this year’s program, the Company also conducted automated data validation on all submitted supplier responses. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers provided by suppliers. Following the data validation process, the Company classified submitted forms as either valid or invalid and contacted suppliers regarding forms classified as invalid to encourage such suppliers to resubmit a valid form. As of May 16, 2016, the Company still had 220 invalid supplier submissions that were not yet corrected.

Among the supplier responses received by the Company that were classified as valid, the Company received the following information:

•	Approximately 61% of supplier responses indicated that such supplier did not use Subject Minerals in the materials and components that it supplied to the Company during 2015.

•	Approximately 14% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to the Company during 2015 did not originate from a Covered Country.

•	Approximately 1% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to the Company during 2015 may have originated in a Covered Country from sources verified as conflict-free by third parties such as the CFSI, London Bullion Market Association (“LBMA”) and others.

•	Approximately 24% of the Company’s suppliers indicated that the Subject Minerals in some of the components and materials supplied to the Company may have originated from a Covered Country, but those suppliers could not determine whether such Subject Minerals were conflict-free.

After reviewing the results of the RCOI, the Company could not conclusively determine that it had no reason to believe that Subject Minerals necessary for the functionality or production of its products may have originated from a Covered Country during 2015. The Company conducted its RCOI in good faith, and the Company believes that such inquiry was reasonable to allow it to make the determination. Accordingly, the Company proceeded to exercise due diligence on the source and chain of custody of the Subject Minerals.

2.3	The Company’s Due Diligence Process

Design of Due Diligence

The Company exercised due diligence on the source and chain of custody of the Subject Minerals. The Company has designed its due diligence process to be in conformity, in all material respects, with the Guidance.

2.3.1	Establish Strong Company Management Systems

Internal Team

The Company (1) developed cross-functional teams to set its conflict minerals strategy and ensure timely implementation and execution of the due diligence program and (2) tasked each of its reporting segments with implementing the Company’s conflicts mineral strategy and reporting results and progress to the cross-functional teams. The Company’s Supply Chain Group has primary responsibility for program execution at the Company level and dedicated conflict mineral compliance teams were put in place at each reporting segment. Guidance on the overall strategy and implementation is provided by the Legal Department, Accounting Department and Internal Audit Department. Senior management is briefed about the results of the due diligence program on a regular basis.

The Company has developed internal training processes to educate anyone within the Company that is a potential contact point for suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. In addition, (1) each of the Company’s reporting segments has developed processes to update and review with its respective employees the latest developments with respect to conflict minerals and the conflict minerals reporting process and (2) all of the Company’s reporting segments have either independently, or in cooperation with a third-party service provider, developed tailored training programs to train the Company’s employees with respect to the potential impact of conflict minerals at the reporting segment level.

Ethics Hotline

The Company has long-standing grievance mechanisms, including an Ethics Hotline, whereby the Company’s employees can report violations of the Company’s Code of Conduct, policy or law, including its procedures related to conflict minerals and the conflict minerals reporting process.

Control Systems and Supplier Engagement

Due to its position in the supply chain, the Company does not have a direct relationship with Subject Minerals smelters and refiners. The Company engages with its suppliers and relies on information provided through the CMRT Form to gather information on the source and chain of custody of the Subject Minerals in its products.

In 2014, the Company updated its Supplier Guide to address, among other things, the Subject Minerals and the requirement of its suppliers to provide information on their use of these minerals. The Company also continues to update its supplier contracts by including a requirement that the supplier comply with the Supplier Guide whenever a new contract is entered into or an outstanding contract is renewed.

In addition, the Company communicates its Conflict Minerals Policy to all direct suppliers annually, and provides assistance to suppliers in their efforts to comply with the Company’s Conflict Minerals Policy, including video training, recorded training and written instructions through a third party, as well as supplemental assistance through email and telephone contact as necessary. If the Company discovers that a direct supplier is not in compliance with the Company’s Conflict Minerals Policy, the Company may take certain actions to mitigate any potential risk, as described in Section 2.3.3, below.

Records Retention

The Company will retain documentation related to its conflict minerals compliance program according to the Company’s Document Retention Policy.

2.3.2	Identify and Assess Risk in the Supply Chain

The Company’s supply chain with respect to the Covered Products is complex. The Company has over 6,300 direct suppliers with respect to the Covered Products, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Subject Minerals. In this regard, the Company does not purchase Subject Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Subject Minerals that are included in the Covered Products.

Based on this information, and in an effort to conform its due diligence measures to the Guidance, the Company assesses the risk in its supply chain in several ways. For example, the Company considers the potential risk presented by the smelters or refiners in its supply chain, as reported by the Company’s direct suppliers. Smelters or refiners that source the Subject Minerals from a Covered Country and are not certified as conflict-free by third-party audit programs such as the CFSI’s Conflict-Free Smelter Program or the LBMA’s Responsible Gold Programme pose a significant risk. The Company rates the risk of such smelters or refiners based on various factors, including whether the smelter or refiner has been identified as a known smelter or refiner by third-party audit programs and the smelter’s geographic proximity to the Covered Countries.

The Company also assesses the risk in its supply chain by reviewing its direct suppliers’ responses to the CMRT Form, including whether such suppliers have established due diligence programs with respect to the Subject Minerals. The Company uses its direct suppliers’ responses to the CMRT Form to determine the extent to which it may be necessary for the Company to allocate additional due diligence resources.

Through a third party, the Company has also provided video and written training on compliance with the Rule, supply chain due diligence and the CMRT Form. This includes instructions on completing the CMRT Form, and one-on-one email and phone discussions with supplier personnel.

Overall, in designing and implementing the Company’s strategy to respond to the supply chain risks that it has identified, the Company analyzed various third-party approaches and consulted with other companies in our industry. The Company has concluded that tracing the Subject Minerals back to their mine of origin directly is an exceedingly complex task, given the breadth and depth of the Company’s supply chain. Instead, the Company has determined that seeking information about smelters and refiners in the Company’s supply chain represents the most reasonable effort the Company can make to determine the mines or origin of the Subject Minerals in its supply chain. To this end, the Company has adopted methods outlined by the CFSI’s joint industry programs and outreach initiatives, and the Company has required its suppliers to conform with the same standards and to report on their efforts using the CMRT Form. Through these methods, the Company has made a reasonable determination of the origin of the Subject Minerals in its supply chain.

2.3.3	Design and Implement a Strategy to Respond to Risks

In conjunction with the Company’s risk assessment process, the Company has developed a risk management plan for responding to risks identified in its supply chain. Through the Company’s due diligence process the Company attempts to determine the source and chain of custody of the necessary Subject Minerals the Company knows, or has reason to believe, originated in a Covered Country. The Company generally does not have a direct relationship with smelters and/or refiners. Most of the work toward this aspect of the Guidance is carried out indirectly through the Company’s suppliers or through the Company’s involvement with industry working groups/coalitions. Due to its position in the supply chain, the Company largely focuses on the accuracy and quality of the representations the Company’s direct suppliers make regarding the source and chain of custody of their Subject Minerals. The Company evaluates its direct suppliers’ responses to RCOI and due diligence inquiries based on the risk or likelihood that they are giving an incorrect response or that a non-response may indicate the supplier is purchasing from a known conflict source and does not wish to disclose this fact.

As part of the Company’s risk management plan, and to ensure its suppliers understood the Company’s expectations, the Company has provided video training, recorded training and documented instructions to its direct suppliers through a third party. The Company also provided additional direct assistance to suppliers that required further clarification on the Company’s expectations. The Company then provided each supplier with a copy of the CMRT Form to complete as part of the Company’s due diligence process. Furthermore, as described above, the Company reviewed responses with specific suppliers where the responses suggested inaccuracies, inconsistencies or otherwise warranted further inquiry.

Finally, in accordance with the Company’s Conflict Minerals Policy, the Company engages any of its suppliers that it has reason to believe may be supplying the Company with Subject Minerals from sources that may support conflict in any of the Covered Countries to request that such suppliers establish an alternate source of Subject Minerals that does not support armed conflict in the Covered Countries.

The Company has also established a global task force to respond to suppliers that may potentially expose the Company to unacceptable risks, due to unacceptable responses to the Company’s inquiries or a refusal to respond. If the global task force determines that a supplier is non-responsive, or is not satisfied with a supplier’s risk mitigation efforts, the global task force may ultimately recommend that the Company take steps to find replacement suppliers as soon as is practicable.

2.3.4	Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The Company does not have a direct relationship with Subject Minerals smelters and refiners and does not perform or direct audits of these entities within the Company’s supply chain. The Company supports audits by engaging its partners who are closer to the source and, as a member of the Conflict-Free Sourcing Initiative, by promoting the smelter and refiner verification procedures and protocols of the Conflict-Free Smelter Program.

2.3.5	Report on Supply Chain Due Diligence

This conflict minerals report is being filed with the SEC as an exhibit to the Company’s specialized disclosure report on Form SD and is available on our website at http://www.pentair.com/~/media/Files/PentairConflictsMineralReport.pdf.

Due Diligence Results

Based on the information obtained pursuant to the due diligence process, the Company believes that the smelters and refiners listed in Annex I to this Report may have been used to process the Subject Minerals in the Covered Products. The Company does not have sufficient information, with respect to the Covered Products, to conclusively determine the country of origin of the Subject Minerals in the Covered Products or to conclusively determine whether the Subject Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by the Company’s suppliers, smelters and refiners, as well as from the CFSI and other sources, the Company believes the countries of origin of the Subject Minerals contained in the Covered Products include the countries listed in Annex II to this Report, as well as recycled and scrap sources.

After reviewing the information provided by its suppliers, the Company identified 320 valid smelters and refiners of the Subject Minerals in the Covered Products as being present in its supply chain for the calendar year 2015. Of those 320 valid smelters and refiners, 23 were identified as having sourced Subject Minerals from a Covered Country, all of which were verified as compliant with the CFSI’s Conflict-Free Smelter Program. Of the 297 remaining valid smelters and refiners, the Company identified 193 as compliant with the Conflict-Free Smelter Program and another 47 that were either active with the Conflict-Free Smelter Program (but not yet compliant) or were members of the Tungsten Industry Conflict Minerals Council. After following up with the relevant suppliers, to the best of its ability, the Company found that the remaining 57 valid smelters and refiners in its supply chain had not yet substantively engaged with the Conflict-Free Smelter Program or other industry groups, but the Company found no reasonable basis to conclude these smelters and refiners may have sourced Subject Minerals that directly or indirectly financed or benefited armed groups.

3.	Due Diligence Improvement Measures

During calendar year 2015, the Company took the following steps to improve the quality of its due diligence:

•	Implemented updated and more robust software systems to support more robust data collection and due diligence.

•	Continued our work with our suppliers to help them understand our expectations regarding the Subject Minerals in our supply chain and our suppliers’ due diligence of their own supply chains, including their ability to confirm the conflict-free status of identified smelters and refiners.

•	Continued to emphasize to suppliers our expectation that they move toward sourcing exclusively from conflict-free smelters and refiners verified by the Conflict-Free Smelter Program.

•	For suppliers unable to immediately source from conflict-free smelters and refiners verified by the Conflict-Free Smelter Program, requested that those suppliers develop, share and implement a mitigation plan to source exclusively from conflict-free smelters and refiners.

•	Continued our engagement with industry groups, including the CFSI, that support the adoption and improvement of relevant programs, tools and standards.

During calendar year 2016, the Company plans to continue to refine the implementation of its 2015 initiatives to further improve the quality of its due diligence.

4.	Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this Conflict Minerals Report, including, without limitation, statements regarding our conflict mineral compliance plans, are forward-looking statements. These forward-looking statements generally are identified by the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or phrases or terms of similar substance or the negative thereof or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control. Numerous important factors described in this Conflict Minerals Report, including, among others, our ability to implement new software systems, our suppliers’ willingness and ability to comply with our conflict minerals-related compliance requests, the degree to which we are able to determine our suppliers’ use of conflict-free smelters and refiners, the impact of industry-wide initiatives such as the Conflict-Free Smelter Program, smelters’ and refiners’ willingness and ability to comply with the Conflict-Free Smelter Program, our effectiveness in managing the conflict minerals RCOI and due diligence processes, and the costs of our compliance, could affect these statements and could cause actual results to differ materially from our expectations. All forward-looking statements speak only as of the date of this Conflict Minerals Report. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Annex I

List of Smelters and Refiners

Mineral	Smelter/Refiner	Location
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	South Korea
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy

Mineral	Smelter/Refiner	Location
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co., Ltd.	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co., Ltd.	South Korea
Gold	Korea Zinc Co. Ltd.	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Mineral	Smelter/Refiner	Location
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON Metals Corp.	South Korea

Mineral	Smelter/Refiner	Location
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States

Mineral	Smelter/Refiner	Location
Tantalum	Duoluoshan	China
Tantalum	E.S.R. Electronics	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States

Mineral	Smelter/Refiner	Location
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha	United States
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chenzhou Yun Xiang mining limited liability company	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metalurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

Mineral	Smelter/Refiner	Location
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia

Mineral	Smelter/Refiner	Location
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam

Mineral	Smelter/Refiner	Location
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd	Russian Federation
Tungsten	Niagara Refining LLC	United States

Mineral	Smelter/Refiner	Location
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangin Industrial Co., Inc.	Philippines
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	South Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Annex II

List of Countries of Origin for Subject Minerals

Angola	Laos
Argentina	Luxembourg
Australia	Madagascar
Austria	Malaysia
Belgium	Mongolia
Bolivia	Mozambique
Brazil	Myanmar
Burundi	Namibia
Cambodia	Netherlands
Canada	Nigeria
Central African Republic	Peru
Chile	Portugal
China	Republic of Congo
Colombia	Russia
Côte d’Ivoire	Rwanda
Czech Republic	Sierra Leone
Democratic Republic of the Congo	Singapore
Djibouti	Slovakia
Ecuador	South Africa
Egypt	South Korea
Estonia	South Sudan
Ethiopia	Spain
France	Suriname
Germany	Switzerland
Guyana	Taiwan
Hungary	Tanzania
India	Thailand
Indonesia	Uganda
Ireland	United Kingdom
Israel	United States
Japan	Vietnam
Kazakhstan	Zambia
Kenya	Zimbabwe